UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2008

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2008, Virgin Mobile USA, Inc. (the “Company”) announced that Howard Handler, the Chief Marketing Officer of the Company, is leaving the Company effective March 31, 2008 to pursue other interests.

The Company and Mr. Handler anticipate entering into a Separation Agreement and General Release relating to Mr. Handler’s departure from the Company on March 31, 2008, the terms of which will be disclosed once finalized.

The Company also announced that Robert Stohrer has been appointed Chief Marketing Officer of the Company effective March 31, 2008. Mr. Stohrer has been employed with the Company since 2003, most recently as Vice President, Brand and Integrated Marketing. Prior to joining the Company, Mr. Stohrer served as Vice President and Creative Director at National Football League Properties, Inc., where he was responsible for the NFL’s branding, imaging and advertising efforts.

A copy of the press release issued by the Company announcing Mr. Handler’s departure and Mr. Stohrer’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: January 22, 2008	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel